Exhibit 99.1

Visual Networks Reports Third Quarter Results

ROCKVILLE, Md., October 16, 2003 — Visual Networks® (NASDAQ: VNWK) today announced financial results for the third quarter ended September 30, 2003.

The company reported revenue for the quarter ended September 30, 2003 of $9.5 million, compared to revenue of $9.8 for the previous quarter. Due to higher operating expenses and lower gross margins this quarter, the company reported a net loss of $0.07 per share on a GAAP basis.

“We’ve continued to deliver award-winning performance management solutions for nearly a decade, but the market that we defined and created has changed,” stated Larry Barker, president and CEO of Visual Networks. “As a result, we have changed too. We’ve expanded our focus from networks to include the applications that run over them and we’ve developed a model that will allow our customers to enjoy Visual UpTime functionality when, and how, they want it.”

“We made substantial investments last quarter in order to make this transition, and this quarter marks the beginning of a new era. On October 27 in New York City, we’ll kick off this new era by launching a new business model, new products and broadened distribution allowing us to expand our markets and better serve our customers with a platform that solves complex network and application problems with cost-effective solutions.”

Second Quarter Highlights Included:

■	Rounded out the management team by hiring George “GJ” Roberts, former General Electric Finance Executive, as CFO;
■	Won first place in Network World’s WAN Shootout product review with our “World-Class” Visual UpTime product receiving highest marks for troubleshooting, scalability and ease of use;
■	Announced award of U.S. patent for accurate isolation of IP network performance problems, a key component of the Visual IP InSight product line;
■	Renewed ISO certification, including updating to the new ISO 9001:2000 standard;
■	Grew the VAR and LEC channels by 39% and 32%, respectively; and
■	Increased shipments of our new high-speed DS3 ATM ASE by 189%.

In conjunction with the announcement, Visual Networks’ management will host a teleconference and Web cast beginning at 4:45 p.m. (EDT) this afternoon. To participate in the teleconference, please call 617-786-2961, confirmation code 98892083. A live Web broadcast of the conference call will be available at http://www.firstcallevents.com/service/ajwz389818859gf12.html. Windows Media Player is required to hear the event. A replay of the call will be available through October 23, 2003 over the Internet through the same Web site, or by calling 617-801-6888 with the reservation number 67664459.

About Visual Networks

Visual Networks has the broadest suite of proven performance management solutions for public and private communications networks and services. Visual Networks’ products increase network reliability, decrease network complexity and reduce operating costs across traditional wide area networking and new IP-based services. To find out how the world’s leading service providers and enterprises are using Visual Networks’ award-winning products, visit www.visualnetworks.com or call 1-800-240-4010 for sales information.

Note To Investors

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. The forward-looking information is based upon current information and expectations regarding Visual Networks and its subsidiaries. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements.

Visual Networks assumes no obligation to update the information contained in this press release. Visual Networks’ future results may be impacted by risks associated with rapid technological change and the emerging services market, potential fluctuations in quarterly operating results, its dependence upon sole and limited source suppliers and fluctuations in component pricing, its dependence upon key employees, and its ability to retain employees. In addition, the geopolitical uncertainties associated with the situations in Iraq could have an adverse effect on Visual Networks’ business. Visual Networks’ future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company’s Form 10-Qs and its Annual Report on Form 10-K.

Visual Networks, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended September 30,
	2003	2002
Revenue	$9,539	$14,652
Cost of revenue	3,119	4,414

Gross profit	6,420	10,238

Operating expenses:
Research and development	2,621	3,064
Sales and marketing	4,026	4,534
General and administrative	1,743	1,619

Total operating expenses	8,390	9,217

Income (loss) from operations	(1,970)	1,021
Interest expense, net	(373)	(356)

Net income (loss)	$(2,343)	$665

Basic and diluted earnings (loss) per share	$(0.07)	$0.02

Visual Networks, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2003	2002
Assets
Current assets:
Cash and cash equivalents	$10,071	$12,708
Restricted short-term investment	1,530	2,503
Accounts receivable, net	6,255	7,185
Inventory	2,774	3,393
Other current assets	400	259

Total current assets	21,030	26,048
Property and equipment, net	2,602	3,481
Deferred debt issuance costs	591	768

Total assets	$24,223	$30,297

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$5,916	$9,733
Customer deposits	250	—
Deferred revenue	5,678	5,974
Current portion of long-term debt	—	—

Total current liabilities	11,844	15,707
Convertible debentures, net of unamortized debt discount	8,548	7,963

Total liabilities	20,392	23,670
Stockholders’ equity	3,831	6,627

Total liabilities and stockholders’ equity	$24,223	$30,297

Visual Networks, Inc.

Condensed Consolidated Cash Flow Statement

(in thousands)

(unaudited)

	For the Three Months Ended September 30,
	2003	2002
Cash Flows From Operating Activities:
Net income (loss)	$(2,343)	$665
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	643	834
Non-cash interest expense	254	254
Changes in assets and liabilities
Accounts receivable	628	5,518
Inventory	723	1,793
Other assets	651	236
Accounts payable and accrued expenses	(1,123)	(2,853)
Deferred revenue	368	(623)

Net cash provided by (used in) operating activities	(199)	5,824

Cash Flows From Investing Activities:
Sales of short-term investments	470	—
Expenditures for property and equipment	(357)	(263)

Net cash provided by (used in) investing activities	113	(263)

Cash Flows From Financing Activities:
Exercise of stock options and employee stock purchase plan, net of stock repurchases	93	—
Debt issuance costs	—	(18)

Net cash provided by (used in) financing activities	93	(18)

Net Increase in Cash and Cash Equivalents	7	5,543
Cash and Cash Equivalents, Beginning of Period	10,064	6,634

Cash and Cash Equivalents, End of Period	$10,071	$12,177

Visual Networks, Inc.

Additional Financial Information

The following presents additional financial information about Visual Networks for the three months ended December 31, 2002, March 31, 2003 and June 30, 2003 and September 30, 2003, respectively.

	12/31/02	3/31/03	6/30/03	9/30/03
Days Sales Outstanding Calculation:
Days sales outstanding (“DSOs”‘) are calculated as follows:

Accts Receivable	$7,185	$3,883	$6,883	$6,255

Quarterly sales/Days in quarter	$14,807/92	$9,204/90	$9,773/91	$9,539/92

Day sales outstanding	44.6	38.0	64.1	60.3

Inventory Turns Calculation:

Inventory turns are calculated as follows:
Days in year	365	365	365	365

Inventory/(Quarterly cogs/Days in quarter)	$3,393/($4,164/92)	$2,959/($2,254/90)	$3,497/($2,565/91)	$2,774/($3,119/92)

Inventory turns	4.9	3.1	2.9	4.5

Employees:

Research and development	52	52	53	54
Sales and marketing	65	64	60	61
Manufacturing and customer service	12	12	11	11
General and administrative	29	29	31	31

Total Employees	158	157	155	157

Revenue
Current Products:
Uptime	$11,911	$8,227	$8,523	$8,538
IP Insight	1,124	861	1,120	919
Royalties	78	82	107	82

Total current products	13,113	9,170	9,750	9,539
Discontinued Products	1,694	34	23	—

Total	$14,807	$9,204	$9,773	$9,539

Visual Networks, Inc.

Additional Financial Information (continued)

The following presents additional financial information about Visual Networks for the three months ended December 31, 2002, March 31, 2003, June 30, 2003 and September 30, 2003, respectively.

	12/31/02	3/31/03	6/30/03	9/30/03
Common stock outstanding	32,399	32,448	32,631	32,700

Weighted average share calculations:
Basic weighted average shares outstanding	32,314	32,429	32,569	32,648
Common stock equivalents (treasury stock method)	229	—	—	—

Diluted weighted average shares outstanding	32,543	32,429	32,569	32,648

Net income (loss)	$1,245	$(92)	$(677)	$(2,343)

Basic and diluted earnings (loss) per share	$0.04	$(0.00)	$(0.02)	$(0.07)